UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  11/29/2011

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Not applicable.

(b) and (c)

On November 29, 2011, the Board of Directors of Hampden Bancorp, Inc. (the “Company”), which is the holding company for Hampden Bank (the “Bank”) unanimously elected Glenn S. Welch, age 49, President & Chief Operating Officer of the Company and the Bank effective January 1, 2012.  Mr. Welch will succeed Thomas R. Burton as President who will remain on as the Chief Executive Officer of the Company and the Bank. . Mr. Welch has been employed by the Bank since April 1998 and by the Company since January 2007, serving most recently as Executive Vice President and Division Executive of Business Banking. He previously served as the Bank’s Vice President of Commercial Loans from April 1998 to June 2002. Additional biographical information concerning Mr. Welch is contained in the press release dated November 30, 2011, which is attached as Exhibit 99.1 and is incorporated herein by reference.  The information contained in section (e) below is also incorporated herein by reference.

(d)

Pursuant to the Company’s Amended and Restated Bylaws, Mr. Welch has been appointed, effective January 1, 2012, as a Director of the Company and the Bank. Mr. Burton, who currently serves as a member of the Board of Directors of the Company and the Bank, has been appointed, also effective January 1, 2012, as Vice Chairman of the Board of Directors of the Company and the Bank.

(e)

In connection with Mr. Welch’s promotion to President and Chief Operating Officer, the Company’s Board of Directors granted him an option to purchase 15,000 shares of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s 2008 Equity Incentive Plan, which will vest on an annual basis over a four year period.  Additionally, his base salary will be increased to $205,000, effective January 1, 2012.

(f)

Not applicable.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated November 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	December 2, 2011	By:	/s/ Thomas R. Burton
Thomas R. Burton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 30, 2011.

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